As filed with the Securities and Exchange Commission on November 9, 2000
                                               Registration No. 333 -___________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                               YELLOW CORPORATION
               (Exact name of issuer as specified in its charter)

            Delaware                                     48-0948788
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                                10990 Roe Avenue
                           Overland Park, Kansas 66207
                                 (913) 696-6106
                    (Address of Principal Executive Offices)
                             ----------------------

                               Yellow Corporation
                             1999 Stock Option Plan
                            (Full title of the plan)
                             ----------------------

                          William F. Martin, Jr., Esq.
                         Senior Vice President/Secretary
                               Yellow Corporation
                                10990 Roe Avenue
                           Overland Park, Kansas 66207
                                 (913) 696-6106
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------

                                    Copy to:
                              W. Leslie Duffy, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
Title of Securities to                            Proposed Maximum         Proposed Maximum        Amount of
be                        Amount to be            Offering Price Per       Aggregate Offering      Registration
to be Registered          Registered              Share                    Price                   Fee
---------------------------------------------------------------------------------------------------------------

Common Stock, par value
$1.00 per share           1,000,000               $  17.9375 (1)           $ 17,937,500 (1)        $4735.50
===============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of a share of the registrant's Common Stock as reported on The NASDAQ Stock Market on November 8, 2000.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  Plan Information.*

ITEM 2.  Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by Yellow Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission (the "Commission") on March 24, 2000;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as filed with the Commission on May 12, 2000;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as filed with the Commission on August 14, 2000;

     (d) The Company's Current Report on Form 8-K, filed with the Commission on July 18, 2000;

     (e) The Company's Current Report on Form 8-K, filed with the Commission on June 23, 2000;

     (f) The Company's Current Report on Form 8-K, filed with the Commission on May 2, 2000;

     (g) The Company's Current Report on Form 8-K, filed with the Commission on October 10, 2000; and

     (h) The description of the Company's common stock, $1.00 par value per share, contained in the Company's Registration Statement on Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments thereto.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The class of securities offered hereby is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 ("Section 145") of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and/or amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, or any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Section 145 also states that the indemnification provided for in such Section shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and empowers the corporation to purchase and maintain insurance on behalf of directors, officers, employees and agents of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

     In addition, directors and officers of the Company are entitled to indemnification as provided in Article V of the Company's Bylaws (the "Bylaws"). Such Article V provides as follows:

Section 1.  Right to Indemnification

     a. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that with respect to any agent or employee, to the extent any such expenses, liabilities or losses are covered by insurance, other than insurance maintained by the corporation, the corporation shall be required to indemnify and hold harmless such agent or employee only to the extent that such expenses, liabilities or losses are not covered by such insurance. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceedings in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

     b. Any person who is or was an agent of the corporation, and who would be entitled to be indemnified by the corporation under the circumstances set forth in Section 1(a) but for the fact that such person is not or was not a director, officer or employee of the corporation, may be indemnified by the corporation (but shall not be entitled to be indemnified by the corporation) in a specific case to all or part of the extent set forth in Section 1(a), if the Board of Directors determines that it is in the best interests of the corporation to grant such indemnity. Authorization for such indemnity and the extent thereof shall be determined by majority vote of a quorum of the Board of Directors.

Section 2.  Right of Claimant to Bring Suit

     If a claim under Section 1 is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

Section 3.  Non-Exclusivity of Rights

     The rights conferred by Sections 1 and 2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. Insurance


     The corporation may maintain insurance, at its expense, to protect itself and any such director, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 5.

     For purposes of this Article, reference to "other enterprise" shall include entities of any kind, including associations, rate bureaus and conferences.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as a part of this Registration Statement:

Exhibit No.       Description

4        1999 Stock Option Plan

5 Opinion of Cahill Gordon & Reindel as to the legality of the Common Stock being registered

23.1     Consent of Cahill Gordon & Reindel (included in Exhibit 5)

23.2     Consent of Arthur Andersen LLP

24 Power of Attorney (set forth on the signature page of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers of sales are being made, if applicable, a post-effective amendment to this Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that clauses (1)(a) and 1(b) shall not apply if the information required to be included therein is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas on the 26th day of October, 2000.

                                   YELLOW CORPORATION


                                   By:   /s/ William F. Martin, Jr.
                                         William F. Martin, Jr.
                                         -----------------------------
                                         Senior Vice President and Secretary

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints William
F. Martin, Jr. such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments), and to file the same, with exhibits and schedules thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Capacity in Which Signed                    Date
---------                           ------------------------                    ----


/s/ William D. Zollars              President, Chief Executive Officer          October 26, 2000
---------------------------         and Chairman of the Board
William D. Zollars


/s/ H. A. Trucksess, III            Senior Vice President, Finance,             October 26, 2000
---------------------------         Chief Financial Officer and Treasurer
H. A. Trucksess, III


/s/ Klaus E. Agthe                  Director                                    October 26, 2000
---------------------------
Klaus E. Agthe


/s/ Cassandra C. Carr               Director                                    October 26 , 2000
---------------------------
Cassandra C. Carr


/s/ Howard M. Dean                  Director                                    October 26, 2000
---------------------------
Howard M. Dean


/s/ Dennis Foster                   Director                                    October 26, 2000
---------------------------
Dennis Foster



/s/ John C. McKelvey                Director                                    October 26, 2000
---------------------------
John C. McKelvey


/s/ William L. Trubeck              Director                                    October 26, 2000
---------------------------
William L. Trubeck


/s/ Carl W. Vogt                    Director                                    October 26, 2000
---------------------------
Carl W. Vogt


                                  Exhibit Index


Exhibit No.       Description

4                 1999 Stock Option Plan

5 Opinion of Cahill Gordon & Reindel as to the legality of the Common Stock being registered

23.1              Consent of Cahill Gordon & Reindel (included in Exhibit 5)

23.2              Consent of Arthur Andersen LLP

24 Power of Attorney (set forth on the signature page of this Registration Statement)